RailAmerica, Inc. Announces Cash Tender Offer for up to $444,000,000 of its 9.25% Senior
Secured Notes Due 2017

JACKSONVILLE, FL, February 1, 2012 — RailAmerica, Inc. (NYSE: RA) (the “Company”) announced today that it has commenced a cash tender offer to purchase up to $444,000,000 in aggregate principal amount of its outstanding 9.25% Senior Secured Notes due 2017 (referred to below as the “notes”). The tender offer is being made pursuant to an “Offer to Purchase” dated today, which sets forth a more comprehensive description of the terms of the offer. The table below sets forth information with respect to the notes and the tender offer.

		Aggregate Principal	Tender Offer	Early Tender	Total
CUSIP Number	Title of Notes	Amount Outstanding	Consideration(1)	Payment(1)	Consideration(1)(2)
750753AC9	9.25% Senior Secured Notes due 2017	$518,000,000	$1,090.00	$30.00	$1,120.00

1.	Per $1,000 principal amount of notes validly tendered and accepted for purchase.

2.	Inclusive of the Early Tender Payment.

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on February 29, 2012, unless extended or earlier terminated by the Company in its sole discretion. Holders of notes must tender and not withdraw their notes at or before the early tender date, which is 5:00 p.m., New York City time, on February 14, 2012, unless extended or earlier terminated by the Company in its sole discretion, to receive the “Total Consideration.”

The Total Consideration payable for each $1,000 principal amount of notes validly tendered at or before the early tender date and accepted for purchase is equal to $1,120.00. Holders who tender their notes after the early tender date will, if such notes are purchased by us, receive the “Tender Offer Consideration,” which is the Total Consideration minus an “Early Tender Payment” of $30.00 per $1,000 principal amount of notes validly tendered and accepted for purchase. In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of notes accepted for purchase will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the settlement date.

The Company plans to accept for purchase the maximum aggregate principal amount of notes validly tendered on a pro rata basis (with adjustments downward to avoid the purchase of Notes in a principal amount other than $2,000 or integral multiples of $1,000 in excess thereof) that can be purchased, such that the maximum aggregate principal amount of notes purchased in the tender offer will be $444,000,000 (the “Tender Cap Amount”). The Company has reserved the right to increase the Tender Cap Amount without extending withdrawal rights except in limited circumstances where the Company determines additional withdrawal rights are required by law.

Except as required by applicable law, notes tendered may be withdrawn only at or before the withdrawal deadline, which is 5:00 p.m., New York City time, on February 14, 2012, and notes tendered after the withdrawal deadline and before the expiration of the tender offer may not be withdrawn.

The Company anticipates that the settlement date for notes validly tendered on or before the expiration date and accepted for purchase by the Company will be March 1, 2012.

The Company currently expects that it will exercise its right to optionally redeem, immediately after June 23, 2012, up to 10% of $740,000,000 aggregate principal amount of notes originally issued on June 23, 2009 that are not purchased in the Offer, at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued interest thereon, if any.

The Company has retained Citigroup to serve as dealer manager for the tender offer. The Company has retained Global Bondholder Services Corporation to serve as the depositary and the information agent for the tender offer. Requests for documents may be directed to Global Bondholder Services Corporation by phone at (866) 794-2200 or (212) 430-3774 or in writing at 65 Broadway, Suite 404, New York, New York 10006. Questions regarding the tender offer may be directed to Citigroup at either (800) 558-3745 or collect at (212) 723-6106.

The tender offer is subject to the satisfaction of certain conditions, including the Company entering into a new credit facility on terms and conditions satisfactory to the Company. If any of the conditions is not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate the tender offer. The tender offer is not conditioned on the tender of a minimum principal amount of notes. The Company has reserved the right to terminate the offer before the expiration date and not accept for purchase any notes not theretofore accepted for purchase pursuant to the offer and otherwise amend the terms of the offer in any respect, subject to applicable laws. The Company is not soliciting consents from holders of notes in connection with the tender offer.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal and the information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal. None of the Company, the dealer manager or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

About RailAmerica, Inc.

RailAmerica, Inc. owns and operates short-line and regional freight railroads in North America, operating a portfolio of 43 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements

Certain items in this press release and other information we provide from time to time may constitute forward-looking statements including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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